Exhibit 10.1
Topspin Medical Inc.
(the “Corporation”)
2001 Stock Option Plan-Israel
1.	Name. This plan, as amended from time to time, shall be known as the “Topspin Medical Inc. 2001 Israeli Stock Option Plan ” (the “Plan”).

2.	Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:
2.1.	“Board” shall mean the Board of Directors of the Corporation.

2.2	“Cause” shall mean any of the following resulting from an act or omission of Grantee: (a) fraud, embezzlement or felony or similar act; (b) failure to substantially perform duties as an employee or to abide by the general policies of the Corporation applicable to all employees (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (c) an act of moral turpitude, or any similar act, to the extent that such act causes injury to the reputation of the Corporation; (d) any act or omission which in the reasonable opinion of the Corporation could be financially injurious to the Corporation or injurious to the business reputation of the Corporation; or (e) any other act constituting cause under any employment agreement between the Grantee and the Company.

2.3.	“Committee” shall mean a committee, pursuant to Section 4 hereinafter, established or authorized by the Board to administer the Plan.

2.4	“Date of Grant” shall mean as determined by the Committee, (i) the date as of which the Committee approves a grant or (ii) such other date as may be specified by the Committee in the Option Agreement.

2.5.	“Disability” shall mean a Grantee’s inability to perform his duties with the Corporation or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Corporation.

2.6.	“Exchange Act” shall mean the US Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.7.	“Exercise Price” shall mean the exercise price for each shares of Common Stock covered by an Option.

2.8	“Expiration Date” shall mean the date upon which an Option shall expire as set forth in section 7.6 of the Plan.

2.9	“Fair Market Value“ shall mean as of any date, the value of a Stock determined as follows: (i) If the Stocks are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Stocks (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Committee deems reliable; (ii) If the Stocks are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Stocks on the last market trading day prior to the day of determination; or (iii) In the absence of an established market for the Stocks, the Fair Market Value thereof shall be determined in good faith by the Committee.

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2.10.	“Grantee” shall mean a person who receives a grant of Options under the Plan.

2.11.	“Initial Public Offering” or “IPO” shall mean the underwritten initial public offering of the Corporation’s Common Stock.

2.12	. “Option” shall mean an option to purchase one or more of the Corporation’s Stock, pursuant to the Plan.

2.13.	“102 Options” shall mean Options containing such terms as will qualify them for the special tax treatment under Section 102.

2.14.	“3(9) Options” shall mean Options that do not contain such terms as will qualify them for the special tax treatment under Section 102.

2.15.	“Option Agreement” shall mean the stock option agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Option.

2.16.	“Ordinance” means the 1961 Israeli Tax Ordinance [New Version] as now in effect or as hereafter amended.

2.17.	“Person” shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization.

2.18.	“Retirement” shall mean a Grantee’s retirement pursuant to applicable law or in accordance with the terms of any tax-qualified retirement plan maintained by the Corporation or any of its affiliates in which the Grantee participates.

2.19	“Section 102” means section 102 of the Ordinance as now in effect or as hereafter amended.

2.20.	“Stock” shall mean the Common Stock of the Corporation, each bearing a nominal value of US$ 0.001.

2.21.	“Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of companies beginning with the Corporation if, at the time of granting an Option, each of the companies other than the last Corporation in the unbroken chain owns Stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

2.22	“Trustee” shall mean a trustee nominated by the Committee and approved by the Tax authorities under Section 102.
3.	Purpose, Types of Options; Construction.
3.1.	The purpose and intent of the Plan is to provide incentives to employees, directors, consultants and other service providers of the Corporation or any Subsidiary which now exists or hereafter is organized or acquired by the Corporation, by providing them with opportunities to purchase Stock of the Corporation, pursuant to the Plan approved by the Board.

3.2.	The Plan is intended to enable the Corporation to issue options pursuant and subject to the provisions of Section 102 and any regulations, rules, orders or procedures promulgated thereunder; and Section 3(9).

3.3.	To the extent any provision herein conflicts with the conditions of any relevant tax law or regulation which are relied upon for tax relief in respect of a particular Option granted to a Grantee, the provisions of said law or regulation shall prevail over those of the Plan and the Committee is empowered hereunder to interpret and enforce the said prevailing provisions.
4.	Administration

4.1.	The Plan will be administered by the Board or by a Committee, which, if appointed, will consist of such number of Directors of the Corporation as may be fixed, from time to time, by the Board. If a Committee is not appointed, the term Committee, whenever used herein, shall mean the Board. The Board shall appoint the members of the Committee and may, from time to time, remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

4.2.	The Committee shall have the authority in its discretion to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation:
4.2.1.	the authority to grant Options;

4.2.2.	to determine which Options shall constitute 102 Options or 3(9) Options;

4.2.3.	to determine the Exercise Price of each Option;

4.2.4.	to determine the Persons to whom, and the time or times at which Options shall be granted;

4.2.5.	to determine the number of shares of Common Stock to be covered by each Option;

4.2.6.	to determine the Fair Market Value of the Stocks;

4.2.7	to accelerate the right of a Grantee to exercise, in whole or in part, any previously granted Option;

4.2.8.	to prescribe, amend and rescind rules and regulations relating to the Plan;

4.2.9.	to determine the terms and provisions of the Option Agreements (which need not be identical), and to cancel or suspend Options, as necessary; and

4.2.10.	to make all other determinations deemed necessary or advisable for the administration of the Plan, including to adjust the terms of the Plan or any Option Agreement so as to reflect: (i) changes in applicable laws; and (ii) the laws of other jurisdictions within which the Corporation wishes to grant Options.
4.3.	The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee.

4.4	Any member of such Committee shall be eligible to receive Options under the Plan while serving on the Committee, unless otherwise specified herein. No person shall be eligible to be a member of the Committee if that person’s membership would prevent the Plan from complying with exemptions from Section 16 set forth in Rule 16b-3 promulgated under the Exchange Act, if applicable to the Corporation. At such time as any class of equity securities of the Corporation is registered pursuant to Section 12 of the Exchange Act, the Committee shall consist of at least two (2) individuals, each of whom is a Non-Employee Director as that term is defined in Rule 16b-3.

4.4.	No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

4.5.	The interpretation and construction by the Committee of any provision of the Plan or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

4.6	Without limiting the foregoing, the Committee may, with the consent of the Grantee and subject to Board’s approval, from time to time cancel all or any portion of any Option then subject to exercise, and the Corporation’s obligation in respect of such Option may be discharged by (i) payment to the Grantee of an amount in cash equal to the excess, if any, of the Fair Market Value of the canceled Stocks at the date of such cancellation over the aggregate Exercise Price of such Stocks, (ii) the issuance or transfer to the Grantee of Stocks of the Corporation with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Committee in its sole discretion.
5.	Reserved Shares. The maximum number of Stock reserved for the grant of Options under the Plan shall be 300,000, subject to adjustments as provided in section 13 below. Such Stock may, in whole or in part, be authorized but unissued Stock. Until termination of the Plan, the Corporation shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. If any Options, for any reason, expire, be canceled or be forfeited without having been exercised in full, the Stock allocable to the unexercised, canceled or terminated portion of such Options shall (unless the Plan shall have been terminated) become available for subsequent grants of Options under the Plan. Any of such Stock which may remain unissued and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan.

6.	Eligible Grantees.
6.1.	3(9) Stock Options may be granted to employees, directors, service providers and consultants of the Corporation and of any Subsidiary.

6.2.	102 Stock Options may be granted only to employees of the Corporation or a Subsidiary.

6.3.	Anything in this Plan to the contrary notwithstanding, all grants of Options to directors and officers shall be authorized and implemented in accordance with the provisions of the applicable law, as in effect from time to time.

6.4.	The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of Options pursuant to this Plan or any other stock option plan of the Corporation.
7.	Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement between the Corporation and the Grantee, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement.
7.1.	Number of Shares. Each Option Agreement shall state the number of shares of Stock to which the Option relates, subject to section 13.

7.2.	Type of Option. Each Option Agreement shall specifically state the type of Option granted thereunder and whether it constitutes a 102 Option or a 3(9) Option.

7.3.	Exercise Price. Each Option Agreement shall state the Exercise Price. The Exercise Price shall be determined by the Committee in its sole and absolute discretion; provided, however, that such Exercise Price shall not be less than the par value of the Stock into which such Option is exercisable. The Exercise Price shall be subject to adjustment as provided in section 13 hereof.

7.4.	Manner of Exercise. An Option may be exercised, as to any or all whole shares of Stock as to which the Option has become exercisable, by written notice delivered to the

Corporation, specifying the number of shares of Stock with respect to which the Option is being exercised, along with payment of the Exercise Price for such Stock in the manner specified in the following sentence. The Exercise Price shall be paid in full with respect to each share of Stock, at the time of exercise in respect of a whole number of shares of Stock, and shall be effected in cash or by a cashier’s check payable to the order of the Corporation, or such other method of payment acceptable to the Corporation.
7.5.	Vesting of Options. Subject to section 14, each Option Agreement shall provide the vesting schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the vesting of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Unless otherwise stated in the Option Agreement, Options shall vest and become exercisable under the following schedule: twenty-five percent (25%) of the Stock covered by the Option on the first anniversary of the Date of Grant of such Option and six and one-quarter percent (6.25%) of the Stock covered by the Option at the end of each subsequent quarter over the course of the following three years; provided, however, that the Committee, in its absolute discretion, may, on such terms and conditions as it may determine to be appropriate, accelerate or otherwise change the time at which such Option or any portion thereof may be exercised. The Option may contain performance goals and measurements, and the provisions with respect to any Option need not be the same as the provisions with respect to any other Option.

7.6.	Expiration Date. The Options to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) ten (10) years from the Date of Grant of the Options; and (ii) the expiration of any extended period in any of the events set forth in section 7.7 and 7.8 below.

7.7.	Termination.
7.7.1.	Except as provided in this section 7.7 and in section 7.8 hereunder, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director, consultant or service provider relationship with the Corporation or a Subsidiary thereof, and unless the Grantee has remained continuously so employed or in the director or consultant relationship since the date of grant of the Option. In the event that the employment or director or consultant relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are vested and exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised, in the case of an employee within ninety (90) days after the date of such termination, and in the case of a director, consultant or service provider within twenty four (24) months after the date of such termination (or such different period as the Committee shall prescribe); provided, however, that if the Corporation shall terminate the Grantee’s employment for Cause (as determined by the Committee), all Options theretofore granted to such Grantee shall, to the extent not theretofore exercised, terminate on the date of such termination unless otherwise determined by the Committee.

7.7.2.	In addition, in the case of a Grantee whose principal employer is a Subsidiary, the Grantee’s employment shall be deemed to be terminated for purposes of this Section 7.7 as of the date on which such principal employer ceases to be a Subsidiary. Notwithstanding anything to the contrary, in such an event that such principal employer ceases to be a Subsidiary, all Options of such a Grantee that are vested and exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised, in the case of an employee within twelve (12) months after the date such principal employer ceases to be a Subsidiary.

7.7.3.	A notice of termination of employment shall be deemed to constitute termination of employment.
7.8.	Death or Disability of Grantee. If a Grantee shall die while employed by, or maintaining a director, consultant or service provider relationship with, the Corporation or a Subsidiary, or if the Grantee’s employment or director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent vested and exercisable at the date of termination) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee’s estate or by a Person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within one (1) year after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option.

7.9.	Retirement of Grantee. In the event that the employment or director or consultant relationship of a Grantee shall terminate on account of such Grantee’s Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one (1) year after the date of such Retirement (or such different period as the Committee shall prescribe).

7.10.	Extensions. Notwithstanding the foregoing provisions of sections 7.7, 7.8 and 7.9 the Committee may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in Sections 7.7, 7.8 and 7.9 but in no event beyond the Expiration Date.

7.11.	Other Provisions. The Option Agreements shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.
8.	102 Options.
8.1.	Options granted pursuant to this Section 8 are intended to constitute 102 Options and subject to Section 102 of the Ordinance and the rules and regulations promulgated thereunder, as amended; the general terms and conditions specified in Section 7 hereof; and other provisions of the Plan, except for said provisions of the Plan applying to Options under a different tax law or regulation, shall apply.

8.2.	To the extent required by the Ordinance or the Income Tax Commissioner of the State of Israel, the 102 Options which shall be granted pursuant to the Plan shall be issued to the Trustee and the Options and Stock issued upon the exercise of said Option shall be held for the benefit of the Grantee for a period of not less than twenty-four (24) months from the Date of Grant (or such other period of time as may be required by the Ordinance).
9.	3(9) Options.
9.1.	Options granted pursuant to this Section 9 are intended to constitute 3(9) Options and shall be subject to the general terms and conditions specified in Section 7 hereof and other provisions of the Plan, except for said provisions of the Plan applying to Options under a different tax law or regulation.

9.2.	To the extent that may be required by the Income Tax Commissioner of the State of Israel, the 3(9) Options which shall be granted pursuant to the Plan shall be issued to the Trustee , pursuant to the provisions set by the Commissioner.
10. Issuance of Stock in Trust.
10.1.	All Options granted under the Plan which are granted by the Corporation to the Trustee pursuant to Sections 8 and 9 above, and all Stock issued upon exercise of such Options, shall be held by the Trustee in trust for the benefit of the Grantee in respect of whom such Option was granted.

10.2.	In the event that a Grantee exercises Options pursuant to the provisions hereof, the Stock issued upon exercise thereof shall also be held in trust.

10.3.	All certificates representing Stock issued to the Trustee hereunder shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the trust as herein provided.

10.4.	Subject to the terms of sections 8, 9 and 10.1-10.3 above the following shall apply:
10.4.1.	Upon the written request of any Grantee, the Trustee shall release from the trust the Options or the Stock issued, on behalf of such Grantee, by executing and delivering to the Corporation such instrument(s) as the Corporation may require, giving due notice of such release to such Grantee.

10.4.2.	Alternatively, upon the written instructions of the Grantee to sell any Stock issued upon exercise of Options, the Trustee shall use its best efforts to effect such sale and shall transfer such Stock to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment of the proceeds, of the purchase price in such transaction. The Trustee shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Grantee, reporting to such Grantee and to the Corporation the amount so withheld and paid to said tax authorities.
11.	Exercise of Options.
11.1.	Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

11.2.	The exercise of an Option shall be made by a written notice of exercise delivered by the Grantee (or, with respect to Option held in the trust, by the Trustee upon receipt of written instructions from the Grantee) to the Corporation at its principal executive office, specifying the number of Shares to be purchased and accompanied by the payment of the Exercise Price, and containing such other terms and conditions as the Committee shall prescribe from time to time.
12.	Voting and Dividend Rights
12.1.	All Stock issued upon the exercise of Options granted hereunder shall entitle the Grantee thereof to receive dividends with respect thereto, subject to the Corporation’s By Laws, Certificates of Incorporation and subject to any applicable taxation on distribution of dividends. For so long as Stock issued to the Trustee on behalf of a Grantee are held in the trust, the dividends paid or distributed with respect thereto shall be remitted directly to the Grantee.

12.2.	The Grantee and the Trustee shall grant an irrevocable power of attorneys to Mr. Erez Golan to participate and vote – regarding the Stock issued upon the exercise of Options — at the general assemblies of the Corporation, including assemblies for the appointment of directors. If the Corporation requires them do to so, the Grantee and the Trustee will sign the said power of attorney in the wording presented to them by the Corporation. Such power of attorneys shall be in effect until such time as the Corporation shall effect an IPO.
13.	Adjustment Upon Changes in Capitalization. Subject to any required action by the shareholders of the Corporation, the number of Stock covered by each outstanding Option, and the number of Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the Exercise Price, shall be proportionately adjusted for any increase or decrease in the number of shares of issued Stock resulting from a stock split, reverse stock split, combination or reclassification of the Stock or the payment of a stock dividend (bonus shares) with respect to the Stock or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of stock of any class, or securities convertible into stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or shares of Stock subject to an Option or the Exercise Price.

14.	Liquidation or M&A. In the event of the proposed dissolution or liquidation of the Corporation or the proposed consolidation or the acquisition of the Corporation by means of merger (with or into another entity), or in the event of any other reclassification of the Corporation’s securities or any other form of corporate reorganization in which the outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring company or its subsidiary, or in the event of the sale of all or substantially all of the assets of the Corporation, the Committee shall notify each Grantee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, each Option shall terminate immediately prior to the consummation of such proposed action (for avoidance of doubt, all options which have not yet been vested at that time shall also terminate at that time). However, in the event of the proposed consolidation or the merger of the Corporation with or into another corporation, the Committee may, at its absolute discretion and without obligation to, agree that instead of such termination: (i) each unexercised Option, if possible, shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation; or (ii) the Corporation shall pay to the Grantee such an amount equivalent to the valuation of such Grantee’s unexercised Options (on an as converted basis) at that time.

15.	Non-Transferability and Other Limitations
15.1.	No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee’s guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

15.2.	No Stock purchasable hereunder that was not fully paid for shall be assignable or transferable by the Grantee. In addition, and without derogating from the rights and powers of the Committee to provide to hereunder, until the consummation of an IPO, a Grantee, or the Trustee on his behalf, shall sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Stock owned by him (“Transfer”) subject to the provisions of sub-section 15.3 and subject to the following right of first refusal:
15.2.1.	The Corporation is granted a right of first refusal to purchase all or any portion of Stock proposed to be Transferred to a third party (“Prospective Transferee”) at the same price and on the same terms offered to the Prospective Transferee.

15.2.2.	A Grantee or the Trustee on his behalf, proposing such a Transfer to a Prospective Transferee shall give a written notice setting forth the terms and conditions of such a proposed Transfer to the Corporation and to each Stockholder as set forth in the incorporation’s documents of the Corporation (“Entitled Stockholder”) not later than twenty five (25) days prior to the consummation of such proposed Transfer. Such notice shall contain all material terms and conditions of the proposed Transfer. The Corporation may elect to exercise all or any portion of its rights under this section 15.2 by giving written notice to such Grantee or Trustee on his behalf within twenty (20) days of said notice. If the consideration to be paid for the Stock is not cash, the value of the consideration shall be determined in good faith by the Corporation’s Board of Directors, and if the Corporation cannot for any reason pay for the Stock in the form of non-cash consideration, the Company may pay the cash equivalent thereof, as determined by the Board of Directors. All payments shall be delivered by the Corporation to such Grantee not later than the date specified in the said notice, but in no event earlier than twenty (20) days after receipt of such notice.

15.2.3.	If the Corporation will not fully exercise its right of first refusal with respect to any proposed Transfer, it must deliver a secondary notice to each Entitled Stockholder at least five (5) days prior to the expiration of the Corporation’s right of refusal with respect to any proposed Transfer, and then each Entitled Stockholder shall have the right, but not the obligation, for a period of fifteen (15) days after receipt of such secondary notice, to purchase its pro rata portion (based upon the total number of shares of capital stock then held by such Entitled Stockholder, on an as converted basis, as the case may be, but excluding for this purpose the shares held by the Grantee) of all such unpurchased Transfer Stock at the same price and on the same terms as set forth in the notice mentioned in sub-section 15.2.3; provided however, that if any Prospective Transferee has offered to pay for any Stock with property, services or any other non-cash consideration, then the Stockholders, shall nevertheless have the right to pay for such Stock with cash in an amount equal to the fair value of the non-cash consideration offered by the Prospective Transferee in question, where the fair value of such non-cash consideration shall be conclusively determined in good faith by the Board of Directors.

15.2.4.	Any proposed Transfer not made in conformance with this Section 15.2 shall be null and void, shall not be recorded on the books of the

Company and shall not be recognized by the Company.

15.2.5.	The right of first refusal shall not apply to: transfers to family members of the Grantee or descendants; provided that such family members of the Grantee or descendants shall have assumed the obligations of the Grantee under this section 15.2 with respect to subsequent transfers. In addition, such rights shall not apply to stock sold in an IPO.
15.3.	If, prior to the closing of an IPO: (i) all or substantially all of the Stock of the Corporation is to be sold; or (ii) upon a merger or reorganization or the like, the Stock of the Corporation, or any class thereof, are to be exchanged for securities of another corporation then the Grantee or any Person that the Stock was transferred to or the Trustee shall be obliged to sell or exchange, as the case may be, the Stock held by them, in accordance with the instructions then issued by the Board, the determination of which shall be final.

15.4.	The Grantee acknowledges that in the event Corporation’s shares shall be registered for trading in any public market, the Grantee’s right to sell the Stock may be subject to certain limitations (including a lock-up period), as will be requested by the Corporation or its underwriters; and the Grantee unconditionally agrees and accepts any such limitations.
16.	Amendment of the Plan. Subject to applicable laws, the Board may, at any time and from time to time, terminate or amend the Plan in any respect. In no event may any action of the Corporation alter or impair the rights of a Grantee, without his consent, under any Option previously granted to him.

17.	Terms of the Plan. The Plan shall take effect upon its adoption by the Board and shall terminate on the tenth (10th) anniversary of such date. Notwithstanding the foregoing, in the event that approval of the Plan by the stockholders of the Corporation is required under applicable law, in connection with the application of certain tax treatment or pursuant to applicable stock exchange rules or regulations, such approval shall be obtained within the time required under the applicable law.

18.	Tax Consequences.
18.1	All tax consequences arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Stock covered thereby or from any other event or act (of the Corporation or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Corporation and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

18.2	The Committee and/or the Trustee shall not be required to release any Stock certificate to a Grantee until all required payments have been fully made.

18.3	To the extent provided by the terms of an Option Agreement, the Grantee may satisfy any tax withholding obligation relating to the exercise or acquisition of Stocks under an Option by any of the following means (in addition to the Corporation’s right to withhold from any compensation paid to the Grantee by the Corporation) or by a combination of such means: (i) tendering a cash payment; (ii) subject to the Committee’s approval on the payment date, authorizing the Corporation to withhold Stocks from the Stocks otherwise issuable to the Grantee as a result of the exercise or acquisition of Stocks under the Option in an amount not to exceed the minimum amount of tax required to be withheld by law; or (iii) subject to Committee approval on the payment date, delivering to the Corporation owned and unencumbered Stocks; provided that Stocks acquired on exercise of Options have been held for at least 6 months from the date of exercise.

19.	Multiple Agreements.

The Corporation has allocated and/or is entitled to allocate Options and Stock to other employees and other Persons, and the Grantee shall have no claim regarding such allocations, their quantity, the relationship among them and between them and the other Stock in the Corporation, exercising of the options or any matter related to or stemming from them.

20.	Continuance of Employment or Hired Services

Neither the Plan nor the grant of Option or Stock thereunder shall impose any obligation on the Corporation to continue the engagement of the Grantee, and nothing in the Plan or in any Option or Stock granted pursuant thereto shall confer upon any Grantee any right to continue being engaged by the Corporation, or restrict the right of the Corporation to terminate such engagement at any time.

21.	Governing Law and Jurisdiction. The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel. The competent courts in Tel Aviv shall have sole an exclusive jurisdiction over any dispute with regard to any controversy or claim arising under, out of, or in connection with this Plan, its validity, its interpretation, its execution or any breach or claimed breach thereof.

22.	Application of Funds. The proceeds received by the Corporation from the issuance of Stock pursuant to Options granted under the Plan will be used for general corporate purposes of the Corporation.

23.	Government Regulations. The Plan, and the granting and exercise of Options hereunder, and the obligation of the Corporation to sell and deliver Stocks under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Corporation and the Grantee, including the registration of the Stocks under the United States Securities Act of 1933, and the Ordinance and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Corporation to register the Stocks under the securities laws of any jurisdiction.

24.	Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

For the avoidance of doubt, prior grant of options to Grantees of the Corporation under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this section.